Exhibit 99.01

Bakhu Holdings Corp. Principal Stockholders Agree to

Future Restructuring to Support Proposed Financing

Long Beach, CA, February 15, 2023 —Bakhu Holdings Corp (OTC Pink:BKUH) today announced that its principal stockholders – that control approximately 64.37% of Bakhu’s outstanding common stock and 87.75% of the combined voting power – have agreed to a corporate restructuring in an effort to facilitate future financing. The agreed restructuring would not be implemented unless and until Bakhu receives at least $10 million in gross proceeds from the sale of secured notes under a currently proposed private financing.

The agreement provides that, subject to the successful completion of the agreed upon $10 million in minimum financing, Cell Science Holding would cancel four shares of Series A Preferred Stock that carry voting rights equal to four times the votes of common stock outstanding. Under terms of this preferred stock, Cell Science currently has the power and the right to control the outcome of votes on all matters submitted to the stockholders for consideration.

In addition to cancellation of the super voting Series A Preferred Stock, the principal stockholders agreed to restructure the board of directors, subject to completing the minimum offering,  to enable the new investor group to appoint three members of a five-person board, subject to the approval of the designees by the principal stockholders. Other provisions limit the authority of the corporation to issue additional shares above a specified limit without principal stockholder approval and address the selection of the chief executive officer and miscellaneous matters.

The agreement with the principal stockholders will terminate if at least $10 million in proposed funding through the sale of convertible secured notes and related warrants in not completed by April 8, 2023.

There is no assurance that the proposed private placement of securities will be completed or that, if completed, it will be completed before the expiration date of the above agreement. No person has committed or agreed to purchase any securities of Bakhu.

About Bakhu Holdings Corp

Bakhu intends to enter joint ventures, strategic alliances, sublicenses or other agreements to commercialize cell-extraction and replication technology and related proprietary equipment, processes and medium formulations to produce, manufacture and sell cannabis-related byproducts exclusively in North America, Central America and the Caribbean for medical, food additive and recreational uses. Cannabis products contain cannabinoids, which are naturally occurring compounds found in the Cannabis sativa plant that principally include cannabidiol (CBD), which is generally associated with medical applications, and Tetrahydrocannabinol (THC), which is generally associated with recreational uses.  Bakhu has a royalty free license to this technology granted by Cell Science Holding Ltd., Bakhu’s controlling stockholder.

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This release does not constitute an offer to sell, or the solicitation of an offer to purchase, securities.

Headquarters: One World Trade center, Suite 130, Long Beach, CA 90831.

Phone: (310) 891-1959.

Website: bakhuholdings.com

Text: info@bakhuholdings.com

Twitter: @BakhuHoldings

Facebook: Bakhu Holdings Corporation

LinkedIn: Bakhu Holdings Corporation

Exhibit 99.01

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the Securities Act.  As a general matter, forward-looking statements may reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business.  These statements may be identified using forward-looking terminology such as "may", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "outlook” and similar expressions.  The forward-looking statements contained in this news release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances.  The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  Statements regarding the following subjects, among others, may be forward-looking: our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future and economic trends.

Investor Relations Contact

GREG McANDREWS & ASSOCIATES

Gregory A. McAndrews

(310) 804-7037

mcandrews_pr@hotmail.com